UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 30, 2005

AKESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27409	84-1409219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street, Suite 320

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(858) 454-4311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2005, we entered into a Common Stock and Warrant Purchase Agreement (the “Agreement”) with certain accredited investors (the “Investors”) and consummated the initial closing thereunder. Under the Agreement, we are authorized to (a) sell up to 2,000,000 shares of our Common Stock at a purchase price per share of $2.00 and (b) issue warrants to purchase up to 1,000,000 shares of our Common Stock (the “Financing”). For each two (2) shares of Common Stock purchased, each investor received warrant coverage to purchase one (1) share of Common Stock. The warrants are exercisable for shares of Common Stock for three years from the date of the initial closing at an exercise price per share of $3.00. At the initial closing held on December 30, 2005, we sold 175,000 shares of Common Stock and in connection therewith, issued warrants to purchase 87,500 shares of Common Stock. We may sell the remainder of the shares and issue the remainder of the warrants until February 15, 2006. All the shares and warrant issuances under the Agreement were exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. A copy of the Common Stock and Warrant Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the Warrant to Purchase Common Stock is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

On January 5, 2006, we entered into Finder Agreements with each of VRIM, INC. and Phil McConkey (the “Finder Agreements”) pursuant to which VRIM and Mr. McConkey provided finders’ services in connection with the Financing. Pursuant to each Finder Agreement, VRIM and Mr. McConkey will each receive (a) a cash fee equal to one percent (1%) of all funds invested by investors introduced by such finder (excluding amounts paid by investors upon exercise of warrants), and (b) warrants to purchase such number of shares of Common Stock equal to 11% of the shares purchased by investors introduced to us by such finder. The warrants are exercisable for five years from the date of issuance at an exercise price per share of $2.00. To date, we have issued two warrants on January 6, 2006 to purchase an aggregate of 19,250 shares of Common Stock to VRIM and Mr. McConkey pursuant to their respective Finder Agreements. VRIM and Mr. McConkey shall be entitled to warrants with respect to any investors they introduce to us in connection with the Financing, provided that we agree to accept investment amounts from any such investors. The warrant issuances pursuant to the Finder Agreements were exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. A copy of the form of the Finder Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference. A copy of the form of the Warrant to Purchase Common Stock is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

In connection with the Company’s efforts to consummate the Financing the officers of the Company agreed to a reduction in salaries, effective as of November 1, 2005. Accordingly, the salaries for each of Edward Wilson, the Company’s Chief Executive Officer and President, and John T. Hendrick, the Company’s Chief Financial Officer, were each reduced to $1,200 per month.

Item 3.02.	Unregistered Sales of Equity Securities.

See Section 1.01 with respect to shares and warrants issued in connection with the transactions contemplated by the Agreement and the Finder Agreements.

Item 8.01.	Other Events.

On January 6, 2006, we issued a press release announcing the Financing. A copy of this press release is attached hereto as Exhibit 99.1. This summary is qualified in its entirety by reference to Exhibit 99.1 to this current report. The press release and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant to Purchase Common Stock issued pursuant to that certain Common Stock and Warrant Purchase Agreement dated December 30, 2005 between the Company and the purchasers therein.

4.2	Form of Warrant to Purchase Common Stock issued pursuant to the Finder Agreements in connection with the Financing.

10.1	Common Stock and Warrant Purchase Agreement dated December 30, 2005 between the Company and the purchasers therein.

10.2	Form of Finder Agreement in connection with the Financing.

99.1	Press Release dated January 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKESIS PHARMACEUTICALS, INC.

By:	/s/ John T. Hendrick
John T. Hendrick
Chief Financial Officer

Date: January 6, 2006